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                                                                    Exhibit 99.1










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FOR IMMEDIATE RELEASE
MARCH 11, 2002

Investor Inquiries                              Media Inquiries
------------------                              ---------------
Andrew Blocher                                  Kristine Warner
Vice President, Investor Relations & Finance    Director, Corporate Corporations
301/998-8166                                    301/998-8212
ablocher@federalrealty.com                      kwarner@federalrealty.com
--------------------------                      -------------------------

         FEDERAL REALTY INVESTMENT TRUST ANNOUNCES BUSINESS PLAN CHANGES
              --Concurrently Assembles New Senior Management Team--

ROCKVILLE, MD (March 11, 2002) - Federal Realty Investment Trust (NYSE:FRT) announced today that the Board of Trustees adopted a new business plan with associated changes to management and the Trust's capital allocation strategy. The Trust expects to appoint Donald C. Wood, president and chief operating officer to the position of chief executive officer following Steven J. Guttman's planned retirement in March 2003. During the transition period, Mr. Guttman will focus his attention primarily on the successful opening and operation of Santana Row.

Key components of the business plan include:

     o Renewed focus on neighborhood and community shopping center properties principally through acquisitions and redevelopments

     o Management changes that include the appointment of a new chief financial officer and senior vice president of acquisitions

     o A capital allocation strategy directed by a reconstituted investment committee to support the business plan

     o Assurance of the future success of Santana Row and Bethesda Row via Mr. Guttman's continued involvement in these projects.

Commenting on the new business plan, Steven J. Guttman, Federal Realty's chairman and chief executive officer stated, "By returning to the Trust's roots, we are capitalizing on our strengths and utilizing our core competencies. While I continue to believe in the long-term value we are creating in our street retail assets, our plan will focus our competitive and management strengths primarily on the fundamentals that created our long-term record of sustained growth."

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Federal Realty Announces New Business Plan
And Management Changes
March 11, 2002
Page 2

Business Plan
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The newly adopted business plan will return the Trust's primary focus to its traditional business of acquiring and redeveloping well-located community and neighborhood shopping centers that are anchored by supermarkets, drug stores or high volume, value-oriented retailers that provide daily consumer necessities. The plan will leverage the competitive strengths of Federal Realty's existing portfolio and management team to generate attractive, stable returns from shopping center investments in high barrier to entry markets, primarily in the Northeast and Mid-Atlantic regions. The Trust has already identified opportunities to maximize the value of the existing portfolio through strategic renovation and re-merchandising programs in the near to intermediate term. To enhance returns and funds from operations further, Federal Realty will opportunistically pursue the acquisition of income producing shopping centers in and around existing core markets. In addition, the Trust will continue to operate its existing operating main street retail properties to maximize their growth and asset value.

Don Wood, president and chief operating officer commented, "We believe that a plan focused on efficiently deploying capital to necessity-based shopping centers at locations with superior or improving demographics will produce consistently improving results. The Trust will continue to benefit from its outstanding collection of street retail assets, including Santana Row, which provide a strong platform for earnings growth."

As a result of the new business plan and associated reorganization, Federal Realty will record a charge of $16-$18 million in the first quarter of 2002. The charge will include severance and other costs related to management restructuring as well as a write-down of ground-up street retail projects where development has been suspended.

Leadership Succession Plan
--------------------------
The Board of Trustees expects to appoint Donald C. Wood to succeed Steven J. Guttman as chief executive officer in March 2003. Mr. Guttman is currently chairman of the board and chief executive officer. It is expected that he will retain his position as chairman of the board after Mr. Wood becomes chief executive officer.

                                     -MORE-

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Federal Realty Announces New Business Plan
And Management Changes
March 11, 2002
Page 3

Restructured Management Team
----------------------------
In order to consolidate the oversight of the finance, accounting, capital markets and investor relations functions into a single position under the new business plan, Larry E. Finger, the former senior vice president and chief financial officer of Washington REIT, a diversified REIT headquartered in Rockville, Maryland, has joined Federal Realty as senior vice president-chief financial officer and treasurer. In addition, Jeffrey Berkes has been promoted to the senior management team as senior vice president of Federal Realty's acquisition department.

As part of the transition to a more narrowly focused operating platform, Federal Realty also announced that Ron Kaplan, the Trust's chief investment officer and Cecily Ward, Federal Realty's chief financial officer, will be leaving the Trust. In order to ensure a seamless transition, the Trust is entering transition agreements with Mr. Kaplan and Ms. Ward.

Steven Guttman stated, "Ron and Cecily have played a pivotal role in the significant growth and successful financing of our core business and the development of the Trust's street retail program. For many years, thanks to Ron's capital markets expertise, Federal Realty has benefited from one of the lowest costs of debt capital of any REIT. Together, Ron and Cecily have helped grow the Trust from a $500 million shopping center company to over a $2.1 billion real estate company with shopping center, street retail and mixed-use properties. I thank them for their many years of dedicated service to the Trust and for the their valuable contributions not only to our company, but to the real estate industry at large."

Capital Allocation Plan
-----------------------
Funding for the new neighborhood and community shopping center focused business plan will come from the sale or tax-deferred exchange of non-core properties and from external capital sources. Federal Realty remains completely committed to investing the capital previously dedicated to existing Main Street development properties, such as Santana Row, Bethesda Row and Pentagon Row, to ensure their success and long-term viability.

                                     -MORE-

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Federal Realty Announces New Business Plan
And Management Changes
March 11, 2002
Page 4

Conference Call
---------------
A conference call with Federal Realty's management team has been scheduled for Tuesday, March 12, 2002 at 11:00 A.M. EST. To participate, please dial (800) 589-4298. A replay of the conference call will be available, beginning at 2:00 PM on March 12. To access the replay, please dial (888) 203-1112 and enter pass code 413005.

Federal Realty
--------------
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains 15.2 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently 96% leased to over 2,100 national, regional and local retailers with no single tenant accounting for more than 2.7% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language
--------------------
Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal Realty's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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